United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$117,226,908
Realized Trading Gain (Loss) on Swaps	(9,804,793)
Unrealized Gain (Loss) on Market Value of Futures	(84,691,620)
Unrealized Gain (Loss) on Market Value of Swaps	16,400,120
Dividend Income	7,523
Interest Income	21,484
ETF Transaction Fees	32,000
Total Income (Loss)	$39,191,622

Expenses
General Partner Management Fees	$360,318
Brokerage Commissions	228,828
Tax Reporting Fees	111,076
Audit Fees	12,274
Non-interested Directors' Fees and Expenses	9,216
NYMEX License Fee	9,008
Prepaid Insurance Expense	6,687
Legal Fees	4,211
Total Expenses	$741,618
Net Income (Loss)	$38,450,004

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/14	$874,624,039
Additions (25,500,000 Shares)	652,979,429
Withdrawals (26,500,000 Shares)	(676,344,189)
Net Income (Loss)	38,450,004

Net Asset Value End of Month	$889,709,283
Net Asset Value Per Share (34,866,476 Shares)	$25.52

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612